UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE SECURITIES EXCHANGE ACT OF 1934

Cencora, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	23-3079390
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

1 West First Avenue
Conshohocken, PA	19428-1800
(Address of Principal Executive Offices)	(Zip Code)

Title of Each Class to be Registered 2.875% Senior Notes due 2028 3.625% Senior Notes due 2032	Name of Each Exchange on Which Each Class is to be Registered New York Stock Exchange New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement file number to which this form relates:

333-283481

(if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

None

Item 1. Description of Registrant's Securities to be Registered.

The titles of the securities to be registered hereunder are “2.875% Senior Notes due 2028” and “3.625% Senior Notes due 2032” (collectively, the “Notes”). For a description of the securities to be registered hereunder, reference is made to the information under the heading “Description of Notes” in the prospectus supplement, dated May 15, 2025, which was filed with the Securities and Exchange Commission (the “Commission”) on May 19, 2025, pursuant to Rule 424(b)(2) under the Securities Act of 1933, and under the heading “Description of Debt Securities” in the prospectus, dated November 26, 2024, contained in our effective registration statement on Form S-3 (Registration No. 333-283481), which registration statement was filed with the Commission on November 26, 2024, which information is incorporated herein by reference and made part of this registration statement in its entirety.

Item 2. Exhibits.

Exhibit Number	Description
4.1	Indenture, dated as of November 19, 2009, between Cencora, Inc. and U.S. Bank National Association (as successor-in-interest to U.S. Bank National Association), as Trustee (incorporated by reference to Exhibit 4.1 to the Registrant's Current Report on Form 8-K filed on November 23, 2009).

4.2	Sixteenth Supplemental Indenture dated as of May 22, 2025 by and among Cencora, Inc., U.S. Bank Trust Company, National Association, as Trustee, and U.S. Bank Europe DAC, UK Branch, as Paying Agent (including Form of 2.875% Senior Note due 2028) (incorporated herein by reference to Exhibit 4.1 to the Current Report on Form 8-K dated May 22, 2025 and filed on May 22, 2025).

4.3	Seventeenth Supplemental Indenture dated as of May 22, 2025 by and among Cencora, Inc., U.S. Bank Trust Company, National Association, as Trustee, and U.S. Bank Europe DAC, UK Branch, as Paying Agent (including Form of 3.625% Senior Note due 2032) (incorporated herein by reference to Exhibit 4.2 to the Current Report on Form 8-K dated May 22, 2025 and filed on May 22, 2025).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Cencora, Inc.

May 22, 2025	By:	/s/ James F. Cleary
		Name:	James F. Cleary
		Title:	Executive Vice President and Chief Financial Officer